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EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(In thousands, except share data)


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                                                                       03/31/00              03/31/99
                                                                  -------------------     ----------------
Net income                                                        $             3,931     $          3,122
                                                                  ===================     ================

Weighted average shares outstanding:

     Basic                                                                    109,899              107,153
                                                                  ===================     ================

     Diluted                                                                  111,189              108,327
                                                                  ===================     ================

Earnings per common share - Basic                                 $             35.77     $          29.14
Effect of stock options                                                         (0.42)               (0.32)
                                                                  -------------------     ----------------

Earnings per common share - Diluted                               $             35.35     $          28.82
                                                                  ===================     ================
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